Exhibit 99.1

ClubCorp Reports Record Full Year and Fourth Quarter Results, Publishes 2016 Outlook and Announces $50 Million Share Repurchase Program

•	Full-year revenue was $1.1 billion, up 19.1%, while adjusted EBITDA was $233.7 million, up 19.0%

•	Fourth quarter revenue was $331.7 million, up 9.6%, while adjusted EBITDA was $79.6 million, up 14.8%

•	ClubCorp anticipates 2016 adjusted EBITDA to be between $242 and $252 million

•	ClubCorp's Board of Directors has authorized the Company to repurchase up to $50 million of its common stock by December 31, 2017

DALLAS, Texas (February 25, 2016) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2015 fourth quarter ended December 29, 2015. The fourth quarter of fiscal 2015 and fiscal 2014 consisted of 16 weeks. Year-to-date results of fiscal 2015 and fiscal 2014 consisted of 52 weeks. All growth percentages refer to year-over-year progress.

Fourth Quarter Results:

•	Revenue increased $29.1 million, or 9.6%, to $331.7 million for the fourth quarter of 2015.

•	Adjusted EBITDA(1) increased $10.2 million to $79.6 million, up 14.8%, driven by higher revenue and improved margin performance across both same-store and new and recently acquired clubs.

•
Same Store Clubs. Same-store revenue was up $7.1 million, up 2.7%, driven primarily by higher dues revenue, record private events revenue, and improved golf operations revenue. Same-store adjusted EBITDA grew $5.9 million, up 8.0%, due to increased revenue and favorable operating expenses as a percentage of revenue.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2014 and 2015 contributed revenue of $61.0 million and adjusted EBITDA of $18.4 million.

Full Year 2015 Results:

•	Revenue increased $168.7 million to $1,052.9 million, up 19.1%, reflecting solid same-store revenue growth, and the addition of Sequoia Golf and several other recently acquired clubs.

•
Adjusted EBITDA(1) increased $37.3 million to $233.7 million, up 19.0%, driven by an increase in dues and food & beverage revenue and favorable operating expenses as a percentage of revenue at same-store clubs, and additional revenue contribution from new and recently acquired clubs.

•
Same Store Clubs. Same-store revenue was up $20.5 million, up 2.5%, driven primarily by higher dues revenue up 3.7% and food & beverage revenue up 3.2%, offset by golf operations revenue down 0.2%. Same-store adjusted EBITDA grew $14.3 million, up 6.3%. For the full-year, same-store golf and country clubs (GCC) and business, sports and alumni clubs (BSA) adjusted EBITDA margins increased 110 basis points in each segment to 30.6% and 20.5%, respectively.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2014 and 2015 contributed revenue $186.4 million and adjusted EBITDA of $44.6 million.

ClubCorp FY15 Q4 Earnings Release	1	Page

Exhibit 99.1

2015 Fourth Quarter and Year to Date Summary:
(Unaudited financial information)

	Fourth quarter ended			Year ended
(In thousands, except for membership data)	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	% Change	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)	% Change

Total Revenue	$331,688	$302,539	9.6%	$1,052,867	$884,155	19.1%

Adjusted EBITDA (1)
Golf and Country Clubs	$81,305	$70,175	15.9%	$246,111	$203,191	21.1%
Business, Sports and Alumni Clubs	$16,949	$14,756	14.9%	$39,641	$34,954	13.4%
Other (3)	$(18,615)	$(15,535)	(19.8)%	$(52,090)	$(41,822)	(24.6)%
Adjusted EBITDA (1)	$79,639	$69,396	14.8%	$233,662	$196,323	19.0%

Total Club Memberships, excluding managed clubs				172,939	168,173	2.8%

Quotes:

•
Eric Affeldt, president and chief executive officer: “We delivered another year of record revenues and adjusted EBITDA and are positioned for excellent results again in 2016. The fundamentals of our business remain intact and continue to support our growth and investment strategies, which have driven five consecutive years of solid growth in both revenue and adjusted EBITDA, with our investments in reinventions and acquisitions delivering positive NPV returns in 2015. Our Board and management remain dedicated to a balanced approach of capital allocation aligned with the Company's growth strategy and focused on building long-term shareholder value. This approach is reflected in our plans to continue investing in our business. To that end, our Board has authorized, for the first time, a share repurchase program of up to $50 million of our stock over the next two years.”

•
Curt McClellan, chief financial officer: “Our strong results not only speak to the stability of our membership model, but also the strength and steadiness of our cash flows. Since 2010, we’ve grown revenues by 53% and adjusted EBITDA by 56% and, in 2015, we delivered full-year revenue and adjusted EBITDA growth that was north of 19%, despite a 100-year rain event in Texas. During 2015, we acquired nine new clubs, signed two management contracts, and completed reinventions at 21 clubs, and we saw adoption of our O.N.E. offering increase to 50% and private events revenue reach an all-time record. We are pleased that the strength and stability of our cash flow is allowing us to support our growth strategies as well as the repurchase program and our current dividend of $0.52 a share, which represents an almost 5% dividend yield at today's stock price.”

ClubCorp FY15 Q4 Earnings Release	2	Page

Exhibit 99.1

Segment Highlights:
Golf and country clubs (GCC):

•	Fourth quarter, GCC revenue was up $24.8 million to $259.9 million, up 10.6%.

•	Fourth quarter, GCC adjusted EBITDA increased $11.1 million to $81.3 million, up 15.9%, and GCC adjusted EBITDA margin increased 140 basis points to 31.3%.

•	Fourth quarter, GCC same-store revenue increased $4.0 million, up 2.0%, driven by increases across all three major revenue streams: dues up 3.3%, food & beverage up 2.1%, and golf operations up 1.1%.

•
Fourth quarter, GCC same-store adjusted EBITDA increased $4.1 million, up 7.0%, due largely to increased revenue, and favorable cost of sales and variable payroll expenses as a percentage of revenue. Additionally, GCC same-store adjusted EBITDA margin improved 150 basis points to 31.5%.

•	Clubs acquired in 2014 and 2015 contributed fourth quarter, GCC revenue of $58.5 million and GCC adjusted EBITDA of $17.9 million.

•	Full-year 2015, GCC revenue was up 21.3% to $842.6 million, while GCC adjusted EBITDA was up 21.1% to $246.1 million. For the full-year, GCC adjusted EBITDA margin was flat at 29.2%.

Business, sports and alumni clubs (BSA):

•	Fourth quarter, BSA revenue was up $4.0 million to $67.8 million, up 6.2%.

•	Fourth quarter, BSA adjusted EBITDA increased $2.2 million to $16.9 million, up 14.9%, and BSA adjusted EBITDA margin increased 190 basis points to 25.0%.

•	Fourth quarter, BSA same-store revenue increased $3.1 million to $65.2 million, up 5.0%, driven by increases in dues revenue and record private events revenue.

•
Fourth quarter, BSA same-store adjusted EBITDA increased $1.8 million to $16.5 million, up 11.9% due largely to increased dues and food & beverage revenue, and favorable cost of sales and variable payroll expenses as a percentage of revenue. Additionally, BSA same-store adjusted EBITDA margin improved 160 basis points to 25.3%.

•	New clubs opened in 2014 contributed fourth quarter, BSA revenue of $2.6 million and BSA adjusted EBITDA of $0.5 million.

•	Full-year 2015, BSA revenue was up 6.4% to $195.3 million, while BSA adjusted EBITDA was up 13.4% to $39.6 million. For the full-year, BSA adjusted EBITDA margin improved 130 basis points to 20.3%.

Other Data:

•
O.N.E. and Other Upgrades. As of December 29, 2015, approximately 50% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 39% of our memberships that were enrolled in similar upgrade programs as of December 30, 2014. As of December 29, 2015, the Company offered O.N.E. at 152 clubs.

•
Reinvention. During 2015, the Company completed reinventions at 21 existing and recently acquired clubs. In total, for 2016, the Company expects ROI expansion capital to be approximately $41 million. In 2016,

ClubCorp FY15 Q4 Earnings Release	3	Page

Exhibit 99.1

ClubCorp plans to invest approximately $21 million on 11 same-store clubs and $20 million on recently acquired clubs.

•
Acquisitions. In 2015, ClubCorp acquired nine clubs, these include: Ravinia Green Country Club and Rolling Green Country Club, just north of Chicago, Illinois; Bermuda Run Country Club in Bermuda Run, North Carolina; Brookfield Country Club in Roswell, Georgia; Firethorne Country Club in Marvin, North Carolina; Ford's Colony Country Club in Williamsburg, Virginia; Temple Hills Country Club in Franklin, Tennessee; The Legacy Golf Club in Bradenton, Florida and Bernardo Heights Country Club in North Country San Diego, California. The Legacy Golf Club is a public golf course that was subsequently sold in November of 2015. Additionally, in 2016, ClubCorp recently purchased Marsh Creek Country Club in St. Augustine, Florida. As of December 29, 2015, ClubCorp owns or operates 158 golf and country clubs representing approximately 200 18-hole equivalents, of which 10 are managed clubs. Additionally, the Company owns or operates 49 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of December 29, 2015, total memberships increased 4,766 to 172,939, up 2.8%, over memberships at December 30, 2014. Same-store GCC memberships increased 0.4%, and total GCC memberships increased 4.3%. Same-store BSA memberships declined 1.2%, while total BSA memberships decreased 0.1%.

•	Levered Free Cash Flow.(1) Levered free cash flow over the last four quarters was $104.9 million, a decrease from $109.8 million a year ago.

•	Texas. Additional data on clubs the Company owns and operates in Texas is available in the Company's earnings presentation that can be found online at ir.clubcorp.com.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2016, the Company anticipates revenue in the range of $1,085 to $1,105 million and adjusted EBITDA in the range of $242 million to $252 million. The current outlook implies year-over-year revenue growth of 3-5% and year-over-year adjusted EBITDA growth of 4-8%.

Stock Repurchase:
The board of directors of ClubCorp has authorized the Company to repurchase up $50 million of its common stock, commencing the first quarter 2016. The repurchase program is expected to be executed over two years, and is expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market or privately negotiated transactions, including through Rule 10b5-1.

ClubCorp FY15 Q4 Earnings Release	4	Page

Exhibit 99.1

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Wednesday, February 24, 2016 at 4:30 p.m. CST (5:30 p.m. EST) to discuss its fourth quarter 2015 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp fourth quarter conference call (confirmation code 45960369) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

ClubCorp FY15 Q4 Earnings Release	5	Page

Exhibit 99.1

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

In addition to Adjusted EBITDA, we are providing a Levered Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g., reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Levered Free Cash Flow. Adjusted EBITDA and Levered Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and are not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance. Adjusted EBITDA and Levered Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or

ClubCorp FY15 Q4 Earnings Release	6	Page

Exhibit 99.1

“continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and “Risk Factors” and “Forward-Looking Statements” in its Quarterly Report on Form 10-Q for the period ended September 8, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended September 8, 2015. This press release should be read in conjunction with such Annual Report and Quarterly Report.

ClubCorp FY15 Q4 Earnings Release	7	Page

Exhibit 99.1

______________________

Notes:

(1)
This press release includes metrics entitled Adjusted EBITDA and Levered Free Cash Flow that are not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and Levered Free Cash Flow and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of December 29, 2015, that were opened, acquired or added under management agreements in the fiscal year ended December 29, 2015 and the fiscal year ended December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Baylor Club, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club, West Lake Mansion at Meilu Legend Hotel and 30 owned golf and country clubs, three leased golf and country clubs, six managed golf and country clubs and one leased sports club acquired through the Sequoia Golf acquisition.

(3)
Other consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY15 Q4 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships, dues per average same-store membership, revenue per average same-store membership and percentages)
(Unaudited financial information)

	Fourth quarter ended			Year ended
GCC	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	% Change (1)	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$98,365	$95,192	3.3%	$316,939	$305,790	3.6%
Food and Beverage	48,568	47,546	2.1%	152,617	149,374	2.2%
Golf Operations	41,290	40,849	1.1%	144,385	144,619	(0.2)%
Other	13,175	13,783	(4.4)%	48,267	49,756	(3.0)%
Revenue	$201,398	$197,370	2.0%	$662,208	$649,539	2.0%
Club operating costs and expenses exclusive of depreciation	$137,991	$138,103	(0.1)%	$459,899	$457,792	0.5%
Adjusted EBITDA	$63,407	$59,267	7.0%	$202,309	$191,747	5.5%
Adjusted EBITDA Margin	31.5%	30.0%	150 bps	30.6%	29.5%	110 bps

New or Acquired Clubs (2)
Revenue
Dues	$29,231	$16,657	NM	$88,393	$20,106	NM
Food and Beverage	12,626	7,404	NM	38,760	9,252	NM
Golf Operations	12,863	8,541	NM	41,778	10,459	NM
Other	3,737	5,041	NM	11,483	5,324	NM
Revenue	$58,457	$37,643	NM	$180,414	$45,141	NM
Club operating costs and expenses exclusive of depreciation	$40,559	$26,735	NM	$136,612	$33,697	NM
Adjusted EBITDA	$17,898	$10,908	NM	$43,802	$11,444	NM

Total Golf and Country Clubs
Revenue	$259,855	$235,013	10.6%	$842,622	$694,680	21.3%
Club operating costs and expenses exclusive of depreciation	$178,550	$164,838	8.3%	$596,511	$491,489	21.4%
Adjusted EBITDA	$81,305	$70,175	15.9%	$246,111	$203,191	21.1%
Adjusted EBITDA Margin	31.3%	29.9%	140 bps	29.2%	29.2%	0 bps

Same-store memberships, excluding managed club memberships	85,193	84,884	0.4%	85,193	84,884	0.4%
Same-store average membership, excluding managed club memberships (3)	85,838	85,724	0.1%	85,039	84,206	1.0%
Dues per average same-store membership, excluding managed club memberships (4)	$1,146	$1,110	3.2%	$3,727	$3,631	2.6%
Revenue per average same-store membership, excluding managed club memberships (4)	$2,346	$2,302	1.9%	$7,787	$7,714	0.9%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

ClubCorp FY15 Q4 Earnings Release	9	Page

Exhibit 99.1

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of December 29, 2015, that were acquired, opened or added under management agreements during the fiscal years ended December 29, 2015 and December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club, Santa Rosa Golf and Beach Club and 30 owned golf and country clubs, three leased golf and country clubs and six managed golf and country clubs acquired through the Sequoia Golf acquisition.

(3)	Same-store average membership, excluding managed club memberships, is calculated using the same-store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same-store dues or revenue divided by same-store average membership, excluding managed club memberships.

ClubCorp FY15 Q4 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships, dues per average same-store membership, revenue per average same-store membership and percentages)
(Unaudited financial information)

	Fourth quarter ended			Year ended
BSA	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	% Change (1)	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$24,886	$24,148	3.1%	$80,753	$77,779	3.8%
Food and Beverage	37,041	34,727	6.7%	97,479	92,905	4.9%
Other	3,284	3,242	1.3%	11,148	10,857	2.7%
Revenue	$65,211	$62,117	5.0%	$189,380	$181,541	4.3%
Club operating costs and expenses exclusive of depreciation	$48,740	$47,398	2.8%	$150,494	$146,347	2.8%
Adjusted EBITDA	$16,471	$14,719	11.9%	$38,886	$35,194	10.5%
Adjusted EBITDA Margin	25.3%	23.7%	160 bps	20.5%	19.4%	110 bps

New or Acquired Clubs (2)
Revenue	$2,578	$1,711	NM	$5,951	$2,105	NM
Club operating costs and expenses exclusive of depreciation	$2,100	$1,674	NM	$5,196	$2,345	NM
Adjusted EBITDA	$478	$37	NM	$755	$(240)	NM

Total Business, Sports and Alumni Clubs
Revenue	$67,789	$63,828	6.2%	$195,331	$183,646	6.4%
Club operating costs and expenses exclusive of depreciation	$50,840	$49,072	3.6%	$155,690	$148,692	4.7%
Adjusted EBITDA	$16,949	$14,756	14.9%	$39,641	$34,954	13.4%
Adjusted EBITDA Margin	25.0%	23.1%	190 bps	20.3%	19.0%	130 bps

Same-store memberships, excluding managed club memberships	54,402	55,064	(1.2)%	54,402	55,064	(1.2)%
Same-store average membership, excluding managed club memberships (3)	54,446	55,173	(1.3)%	54,733	54,899	(0.3)%
Dues per average same-store membership, excluding managed club memberships (4)	$457	$438	4.3%	$1,475	$1,417	4.1%
Revenue per average same-store membership, excluding managed club memberships (4)	$1,198	$1,126	6.4%	$3,460	$3,307	4.6%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
New or Acquired Clubs include those clubs that the Company is currently operating as of December 29, 2015, that were opened or added under management agreements during the fiscal years ended December 29, 2015 and December 30, 2014 consisting of Baylor Club, West Lake Mansion at Meilu Legend Hotel and one leased sports club which was acquired through the acquisition of Sequoia Golf.

(3)	Same-store average membership, excluding managed club memberships, is calculated using the same-store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same-store dues or revenue divided by same-store average membership, excluding managed club memberships.

ClubCorp FY15 Q4 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Fourth quarter ended		Year ended
	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)
Net (loss) income	$(6,259)	$31,321	$(9,573)	$13,329
Interest expense	22,085	20,967	70,672	65,209
Income tax expense (benefit)	1,816	(38,441)	1,629	(41,469)
Interest and investment income	(1,701)	(1,050)	(5,519)	(2,585)
Depreciation and amortization	32,328	30,387	103,944	80,792
EBITDA	$48,269	$43,184	$161,153	$115,276
Impairments and disposition of assets (1)	9,123	5,601	24,546	12,843
Loss (income) from discontinued operations and divested clubs (2)	117	(140)	363	(563)
Loss on extinguishment of debt (3)	2,599	—	2,599	31,498
Non-cash adjustments (4)	619	618	2,008	2,007
Acquisition transaction costs (5)	1,268	8,380	4,965	10,568
Capital structure costs (6)	8,196	5,298	10,047	8,785
Centralization and transformation costs (7)	3,705	643	8,495	1,330
Other adjustments (8)	2,316	1,930	7,405	4,632
Equity-based compensation expense (9)	1,460	1,266	4,970	4,303
Acquisition adjustment (10)	1,967	2,616	7,111	5,644
Adjusted EBITDA	$79,639	$69,396	$233,662	$196,323
______________________

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from discontinued operations and divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”) and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(5)	Represents legal and professional fees related to the acquisition of clubs, including the acquisition of Sequoia Golf on September 30, 2014.

(6)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(7)
Includes fees and expenses associated with readiness efforts for Section 404(b) of the Sarbanes-Oxley Act and related centralization and transformation of administrative processes, finance processes and related IT systems.

(8)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations and management fees, termination fee and expenses paid to an affiliate of KSL.

(9)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(10)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY15 Q4 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CALCULATION OF LEVERED FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Year ended
	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)
Adjusted EBITDA (1)	$233,662	$196,323
LESS:
Interest expense and principal amortization on long-term debt (2)	46,270	40,912
Cash paid for income taxes	11,297	2,723
Maintenance capital expenditures	53,090	29,067
Capital lease principal & interest expense	18,123	13,799
Levered Free Cash Flow	$104,882	$109,822
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding “Reconciliation of Non-GAAP Measures to Closest GAAP Measure” table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY15 Q4 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
2015 DATA PRESENTED USING 2016 SAME STORE BASIS
(In thousands, except for percentages)
(Unaudited financial information)

	First Quarter Ended	Second Quarter Ended	Third Quarter Ended	Fourth Quarter Ended	Year Ended
GCC	March 24, 2015 (12 weeks)	June 16, 2015 (12 weeks)	September 8, 2015 (12 weeks)	December 29, 2015 (16 weeks)	December 29, 2015 (52 weeks)

Same Store Clubs
Revenue
Dues	$87,185	$90,221	$91,948	$121,853	$391,207
Food and Beverage	29,689	50,793	44,024	58,041	182,547
Golf Operations	28,603	50,128	49,105	52,241	180,077
Other	12,494	13,958	15,769	16,539	58,760
Revenue	$157,971	$205,100	$200,846	$248,674	$812,591
Club operating costs and expenses exclusive of depreciation	$112,791	$143,949	$143,506	$169,773	$570,019
Adjusted EBITDA	$45,180	$61,151	$57,340	$78,901	$242,572
Adjusted EBITDA Margin	28.6%	29.8%	28.5%	31.7%	29.9%

New or Acquired Clubs (1)
Revenue
Dues	$688	$3,388	$4,306	$5,743	$14,125
Food and Beverage	204	2,675	2,798	3,152	8,829
Golf Operations	1	1,780	2,393	1,912	6,086
Other	34	247	336	374	991
Revenue	$927	$8,090	$9,833	$11,181	$30,031
Club operating costs and expenses exclusive of depreciation	$1,172	$7,596	$8,947	$8,777	$26,492
Adjusted EBITDA	$(245)	$494	$886	$2,404	$3,539

Total Golf and Country Clubs
Revenue	$158,898	$213,190	$210,679	$259,855	$842,622
Club operating costs and expenses exclusive of depreciation	$113,963	$151,545	$152,453	$178,550	$596,511
Adjusted EBITDA	$44,935	$61,645	$58,226	$81,305	$246,111
Adjusted EBITDA Margin	28.3%	28.9%	27.6%	31.3%	29.2%
____________________

(1)
New or Acquired Clubs include those clubs that the Company is currently operating as of December 29, 2015, that were acquired, opened or added under management agreements during the fiscal year ended December 29, 2015 consisting of: Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Bernardo Heights Country Club and Santa Rosa Golf and Beach Club.

ClubCorp FY15 Q4 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
2015 DATA PRESENTED USING 2016 SAME STORE BASIS
(In thousands, except for percentages)
(Unaudited financial information)

	First Quarter Ended	Second Quarter Ended	Third Quarter Ended	Fourth Quarter Ended	Year Ended
BSA	March 24, 2015 (12 weeks)	June 16, 2015 (12 weeks)	September 8, 2015 (12 weeks)	December 29, 2015 (16 weeks)	December 29, 2015 (52 weeks)

Same Store Clubs
Revenue
Dues	$18,956	$18,768	$18,956	$25,373	$82,053
Food and Beverage	19,192	24,407	18,718	38,818	101,135
Other	2,851	2,812	2,882	3,573	12,118
Revenue	$40,999	$45,987	$40,556	$67,764	$195,306
Club operating costs and expenses exclusive of depreciation	$33,487	$36,778	$34,562	$50,824	$155,651
Adjusted EBITDA	$7,512	$9,209	$5,994	$16,940	$39,655
Adjusted EBITDA Margin	18.3%	20.0%	14.8%	25.0%	20.3%

New or Acquired Clubs (1)
Revenue	$—	$—	$—	$25	$25
Club operating costs and expenses exclusive of depreciation	$12	$6	$5	$16	$39
Adjusted EBITDA	$(12)	$(6)	$(5)	$9	$(14)

Total Business, Sports and Alumni Clubs
Revenue	$40,999	$45,987	$40,556	$67,789	$195,331
Club operating costs and expenses exclusive of depreciation	$33,499	$36,784	$34,567	$50,840	$155,690
Adjusted EBITDA	$7,500	$9,203	$5,989	$16,949	$39,641
Adjusted EBITDA Margin	18.3%	20.0%	14.8%	25.0%	20.3%
______________________

(1)
New or Acquired Clubs include those clubs that the Company is currently operating as of December 29, 2015, which were opened or added under management agreements during the fiscal year ended December 29, 2015 consisting of West Lake Mansion at Meilu Legend Hotel

ClubCorp FY15 Q4 Earnings Release	15	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
For the Fiscal Years Ended December 29, 2015 and December 30, 2014
(In thousands of dollars)
(Unaudited financial information)

	Fourth quarter ended			Year ended
	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	% Change	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)	% Change
REVENUES:
Club operations	$230,506	$210,737	9.4%	$757,472	$629,180	20.4%
Food and beverage	99,797	90,793	9.9%	291,582	251,838	15.8%
Other revenues	1,385	1,009	37.3%	3,813	3,137	21.5%
Total revenues	331,688	302,539	9.6%	1,052,867	884,155	19.1%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	207,215	190,967	8.5%	681,989	568,171	20.0%
Cost of food and beverage sales exclusive of depreciation	30,786	27,827	10.6%	96,103	81,165	18.4%
Depreciation and amortization	32,328	30,387	6.4%	103,944	80,792	28.7%
Provision for doubtful accounts	675	1,737	(61.1)%	2,551	2,733	(6.7)%
Loss on disposals of assets	6,093	4,171	46.1%	19,402	10,518	84.5%
Impairment of assets	3,030	1,430	111.9%	5,144	2,325	121.2%
Equity in loss (earnings) from unconsolidated ventures	374	89	320.2%	1,308	(1,404)	193.2%
Selling, general and administrative	32,647	33,133	(1.5)%	82,616	73,870	11.8%
OPERATING INCOME	18,540	12,798	44.9%	59,810	65,985	(9.4)%

Interest and investment income	1,701	1,050	62.0%	5,519	2,585	113.5%
Interest expense	(22,085)	(20,967)	(5.3)%	(70,672)	(65,209)	(8.4)%
Loss on extinguishment of debt	(2,599)	—	100.0%	(2,599)	(31,498)	91.7%
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,443)	(7,119)	37.6%	(7,942)	(28,137)	71.8%
INCOME TAX (EXPENSE) BENEFIT	(1,816)	38,441	(104.7)%	(1,629)	41,469	(103.9)%
(LOSS) INCOME FROM CONTINUING OPERATIONS	(6,259)	31,322	(120.0)%	(9,571)	13,332	(171.8)%
Loss from discontinued clubs, net of income tax benefit	—	(1)	100.0%	(2)	(3)	33.3%
NET (LOSS) INCOME	(6,259)	31,321	(120.0)%	(9,573)	13,329	(171.8)%
NET (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(87)	34	(355.9)%	61	(103)	159.2%
NET (LOSS) INCOME ATTRIBUTABLE TO CLUBCORP	$(6,346)	$31,355	(120.2)%	$(9,512)	$13,226	(171.9)%

NET (LOSS) INCOME	$(6,259)	$31,321	(120.0)%	$(9,573)	$13,329	(171.8)%
Foreign currency translation	504	(3,227)	115.6%	(2,959)	(3,220)	8.1%
OTHER COMPREHENSIVE INCOME (LOSS)	504	(3,227)	115.6%	(2,959)	(3,220)	8.1%
COMPREHENSIVE (LOSS) INCOME	(5,755)	28,094	(120.5)%	(12,532)	10,109	(224.0)%
COMPREHENSIVE (INCOME) LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(87)	34	(355.9)%	61	(103)	159.2%
COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO CLUBCORP	$(5,842)	$28,128	(120.8)%	$(12,471)	$10,006	(224.6)%

ClubCorp FY15 Q4 Earnings Release	16	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of December 29, 2015 and December 30, 2014
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	December 29, 2015	December 30, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$116,347	$75,047
Receivables, net of allowances	68,671	65,337
Inventories	20,929	20,931
Prepaids and other assets	19,907	15,776
Deferred tax assets, net	26,338	26,574
Total current assets	252,192	203,665
Investments	3,005	5,774
Property and equipment, net	1,534,520	1,474,763
Notes receivable, net of allowances	7,448	8,262
Goodwill	312,811	312,811
Intangibles, net	31,252	34,960
Other assets	29,634	24,836
TOTAL ASSETS	$2,170,862	$2,065,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,414	$18,025
Membership initiation deposits - current portion	152,996	135,583
Accounts payable	39,487	31,948
Accrued expenses	37,441	44,424
Accrued taxes	15,473	21,903
Other liabilities	69,192	59,550
Total current liabilities	335,003	311,433
Long-term debt	1,092,320	965,187
Membership initiation deposits	204,305	203,062
Deferred tax liability, net	236,795	244,113
Other liabilities	123,657	120,417
Total liabilities	1,992,080	1,844,212

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 64,740,736 and 64,443,332 issued and outstanding at December 29, 2015 and December 30, 2014, respectively	647	644
Additional paid-in capital	263,921	293,006
Accumulated other comprehensive loss	(7,249)	(4,290)
Accumulated deficit	(88,955)	(79,443)
Total stockholders’ equity	168,364	209,917
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,418	10,942
Total equity	178,782	220,859
TOTAL LIABILITIES AND EQUITY	$2,170,862	$2,065,071

ClubCorp FY15 Q4 Earnings Release	17	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Fiscal Year Ended December 29, 2015 and December 30, 2014
(In thousands of dollars)
(Unaudited financial information)

	Fourth quarter ended		Year ended
	December 29, 2015 (16 weeks)	December 30, 2014 (16 weeks)	December 29, 2015 (52 weeks)	December 30, 2014 (52 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(6,259)	$31,321	$(9,573)	$13,329
Adjustments to reconcile net (loss) income to cash flows from operating activities:
Depreciation	31,460	29,291	101,037	79,394
Amortization	867	1,096	2,907	1,398
Asset impairments	3,030	1,430	5,144	2,325
Bad debt expense	668	1,748	2,605	2,760
Equity in loss (earnings) from unconsolidated ventures	374	89	1,308	(1,404)
Gain on investment in unconsolidated ventures	(1,575)	(927)	(5,082)	(2,203)
Distribution from investment in unconsolidated ventures	1,810	1,450	5,845	5,740
Loss on disposals of assets	6,090	4,171	19,399	10,514
Debt issuance costs and term loan discount	12,316	7,903	15,600	13,687
Accretion of discount on member deposits	6,244	6,512	20,307	20,723
Equity-based compensation	1,460	1,266	4,970	4,303
Redemption premium payment included in loss on extinguishment of debt	—	—	—	27,452
Net change in deferred tax assets and liabilities	(2,344)	10,208	(7,082)	2,110
Net change in prepaid expenses and other assets	(4,185)	609	(7,636)	(4,017)
Net change in receivables and membership notes	35,888	26,279	6,619	29,741
Net change in accounts payable and accrued liabilities	4,466	9,231	2,499	1,027
Net change in other current liabilities	(35,110)	(32,333)	(555)	(32,776)
Net change in other long-term liabilities	(1,544)	(48,539)	(6,042)	(44,945)
Net cash provided by operating activities	53,656	50,805	152,270	129,158
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(29,134)	(17,560)	(105,244)	(72,647)
Acquisition of clubs	(2,705)	(3,068)	(58,582)	(20,255)
Acquisition of Sequoia Golf, net of cash acquired	—	(250,007)	—	(260,007)
Proceeds from dispositions	3,186	133	3,764	447
Net change in restricted cash and capital reserve funds	(120)	(68)	(183)	(355)
Return of capital in equity investments	—	—	—	126
Net cash used in investing activities	(28,773)	(270,570)	(160,245)	(352,691)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(235,267)	(4,719)	(247,313)	(283,387)
Proceeds from new debt borrowings, net of loan discount	350,000	248,125	350,000	596,375
Repayments of revolving credit facility borrowings	(47,000)	—	(57,000)	(11,200)
Proceeds from revolving credit facility borrowings	—	—	57,000	11,200
Redemption premium payment	—	—	—	(27,452)
Debt issuance and modification costs	(16,032)	(5,324)	(17,525)	(8,254)
Dividends to owners	(8,400)	(7,785)	(33,583)	(30,765)
Equity offering costs	(887)	(777)	(887)	(777)
Share repurchases for tax withholdings related to certain equity-based awards	—	—	(1,443)	—
Excess tax benefit from equity-based awards	1,055	—	1,055	—
Distributions to noncontrolling interest	—	(27)	(1,071)	(27)
Proceeds from new membership initiation deposits	229	218	749	853
Repayments of membership initiation deposits	(418)	(492)	(1,496)	(1,567)
Net cash provided by financing activities	43,280	229,219	48,486	244,999
EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,051	(208)	789	(200)
NET INCREASE IN CASH AND CASH EQUIVALENTS	69,214	9,246	41,300	21,266
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	47,133	65,801	75,047	53,781
CASH AND CASH EQUIVALENTS - END OF PERIOD	$116,347	$75,047	$116,347	$75,047
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$19,936	$35,930	$51,368	$35,930
Cash paid for income taxes	$6,782	$2,723	$11,297	$2,723

ClubCorp FY15 Q4 Earnings Release	18	Page